SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 18, 2007


                               CEL-SCI CORPORATION
                          ------ --------------------
             (Exact name of Registrant as specified in its charter)


     Colorado                         0-11503                  84-0916344
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(State or other jurisdiction   (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)


                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           --------------



                                       N/A
                 ----------------------------------------- ----
          (Former name or former address if changed since last report)




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Item 3.02.        Unregistered Sales of Equity Securities

      On April 18, 2007 CEL-SCI sold 20,000,000 Units to Korral Partners, an institutional investor, for $15,000,000. Each Unit was priced at $0.75 and consisted of one share of CEL-SCI's common stock, one-half of a Series L warrant and one-half of a Series M warrant. Immediately after this sale Korral Partners sold the 20,000,000 shares of CEL-SCI's common stock and the 10,000,000 Series M warrants to 19 foreign investors. Korral Partners retained the 10,000,000 Series L warrants.

      Pursuant to a previously granted right of participation two investors in CEL-SCI's August 2006 financing purchased 43,333 Units, which were identical to the Units sold to Korral Partners, at a price of $0.75 per Unit.

      Each Series L warrant allows the holder to purchase one share of CEL-SCI's common stock for $0.75. Each Series M warrant allows the holder to purchase one share of CEL-SCI's common stock for $2.00. The Series L and M warrants expire on March 31, 2012.

      CEL-SCI relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 in connection with the sale of the Units. CEL-SCI has agreed to file a registration statement with the Securities and Exchange Commission in order that the shares of common stock sold in this offering or issuable upon the exercise of the Series L or Series M warrants may be resold in the public market.


Item 9.01   Financial Statements and Exhibits

      Exhibit Number          Description
      --------------          -----------

           10 Subscription Agreement (together with schedule required by Instruction 2 to Item 601 of Regulation S-K).

           10.2               Form of Series L Warrant

           10.3               Form of Series M Warrant



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 25, 2007

                                 CEL-SCI CORPORATION



                                 By:   /s/ Geert R. Kersten
                                      ----------------------------------------
                                      Geert R. Kersten, Chief Executive Officer













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